MICROAGE                                                            Exhibit 10.2

Purchasing Terms and Conditions Agreement

1. Agreement to Purchase. MICROAGE TECHNOLOGIES, a division of MicroAge Computers Centers, Inc. (the "Company") has master vendor agreements with various vendors ("Vendors"), and distributes and sells the Vendors' computer hardware and related products (collectively, the "Products") to authorized customers. Purchaser (identified on the Application and below) agrees to purchase and resell the Products in accordance with the terms and conditions of this Agreement and the Company's general policies and procedures as outlined in the Price Guide and the Business Builder Resource Guide, subject to and contingent upon receipt by the Company of Vendor authorization, if required.

2. Business Location and Name. Company shall ship all Products to the address designated by Purchaser. Purchaser shall notify the Company of any change in Purchaser's business location or business name. Until a Vendor that requires authorization provides the Company with approval to do so, the Company shall not be obligated to ship to the new location or new business name.

3. Product Ordering and Shipment Terms and Conditions. The Company's general policies and procedures, as outlined in the Price Guide and the Business Builder Resource Guide, shall contain the terms and conditions by which the Products shall be ordered, and shipped to, Purchaser. The Company shall have the right to allocate its available products among its customers in such manner as the Company deems equitable. Purchaser agrees to maintain and operate its business in compliance with this Agreement, the general policies and procedures as outlined in the Price Guide and the Business Builder Resource Guide, the standards and specifications established by its Vendors, as each may be modified from time to time.

4. Product Cost. The purchase price for the Products and all other terms and conditions of sale shall be as set forth in the then-current general policies and procedures as outlined in the Price Guide and the Business Builder Resource Guide. Purchaser shall make payment to the Company upon placement of Product orders by means of electronic transfer of funds, certified check in advance or other means as outlined in the general policies and procedures as outlined in the Price Guide and the Business Builder Resource Guide. The Company may, in its sole discretion, modify the purchase price for the products or the time or manner of payment and/or invoicing procedures in accordance with policies and procedures announced periodically or as contained in the general policies and procedures as outlined in the Price Guide and the Business Builder Resource Guide. Delinquent payments shall be subject to a service charge of the lesser of one and one-half percent (1-1/2%) or the highest applicable legal rate allowed on the delinquent amount due per month until paid.

5. Independent Businessperson. The parties agree that each of them is an independent business and that their only relationship is by virtue of this Agreement. Neither party is liable or responsible for each other's debts or obligations. Company and Purchaser agree that neither of them will hold itself out to be the agent, partner, joint venturer, employer or related party of the other.

6. Indemnification. Purchaser agrees that it will indemnify and hold harmless the Company from all fines, suits, proceedings, claims, demands or action of any kind or nature, or from any third party whomsoever, arising or growing out of, or otherwise connected with, the Purchaser's business.

7. Price Guide. The Company reserves the right to change the policies and procedures outlined in the Price Guide and the Business Builder Resource Guide, which changes shall be effective when written notice shall have been sent to Purchaser. The master copy of the general policies and procedures as outlined in the Price Guide and the Business Builder Resource Guide maintained by the Company at its principal office shall be controlling in the event of a dispute relative to the content of any provision therein.

8. Purchaser  Criteria.  Purchaser  acknowledges  and  represents  that: (i) its
execution  of  this   Agreement   does  not  violate  the  terms  of  any  other
dealer/distributor agreement it is a party to; (ii) at no time during discussions concerning this Agreement did the Company induce Purchaser to terminate or impair any existing contract it may have; and (iii) Purchaser represents that it possesses any authorization required by the Vendors for the sale of the Products. Purchaser shall maintain said authorization(s) in good standing during the terms of this Agreement.
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9. Proprietary Marks and Trademarks.  Purchaser  acknowledges that the Company's trademarks, MICROAGE and MICROSOURCE, are the Company's sole and exclusive property, and that Purchaser is specifically prohibited from using the Company's trademarks in any manner or for any purpose.

10. Mutual Right to Terminate. Either party may terminate this Agreement at any time, with or without cause, and in its sole and absolute discretion, upon thirty (30) days' prior written notice to the other party. This Agreement shall terminate immediately upon the expiration or termination of the master vendor agreement between the Company and the Vendor(s). Upon any termination or expiration of the Agreement, each party shall pay to the other all amounts or accounts payable then owed and unpaid between the parties, if any, within fifteen (15) calendar days of the effective date of such termination or expiration.

11. Assignment. Purchaser may not sell, transfer or assign this Agreement, in whole or in part, or any of the rights hereunder unless Purchaser obtains the Company's prior written consent.

12. Confidentiality. Purchaser shall maintain the confidentiality of all elements of the distribution system, the Agreement, the Price Guide, the Business Builder Resource Guide and the Company's methods of doing business.

13. Miscellaneous Provisions.

               13.1. All manufacturers' warranties are passed through to Purchaser's end users. THE COMPANY HEREBY EXPRESSLY DISCLAIMS ALL EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

               13.2. This Agreement may be modified only upon execution of a written agreement executed by the parties. No waiver of any condition or covenant contained in this Agreement, or failure to exercise a right or remedy of the Company or Purchaser, shall be considered to imply or constitute a further waiver by the waiving party of the same or any other condition, covenant, right or remedy.

               13.3. The validity and construction of this Agreement shall be governed by the laws of the State of Arizona. If any of the terms of this Agreement are inconsistent with the applicable state statutes, then state statutes will supersede such terms. If a claim is asserted in any legal proceeding, Purchaser and the Company agree to irrevocably submit to the jurisdiction of the Superior Court of the State of Arizona and the Federal District Court for the District of Arizona, and irrevocably agree that venue for any action or proceeding shall be in the County of Maricopa, State of Arizona. Both parties waive any objection to the jurisdiction of these courts or to venue in Maricopa County, Arizona.

               13.4. All notices required to be given under this Agreement shall be given in writing, by certified mail, return receipt requested, at the addresses of the parties contained in the Program Application, or to such other addresses as the Company or Purchaser may designate from time to time, and shall be effectively given five (5) business days after deposit in the United States mail, postage prepaid.

               13.5. These terms and conditions contain the entire agreement between the parties and supersede any and all prior agreements, if any, between the parties concerning the subject matter hereof. Purchaser agrees and understands that the Company shall not be liable or obligated for any verbal representations made. The Company does not authorize and will not be bound by any representation of any nature other than those expressed in this Agreement.

               13.6. SUBSTITUTE W-9. I certify that the Federal Taxpayer Identification Number provided to the Payor on the Application is correct and that the Payee is not subject to back-up withholding due to notified Payee under-reporting.

               13.7. The statements provided in this Application and in the attached documents are true and complete to the best of Purchaser's knowledge. Purchaser agrees that information submitted in this Application will be treated discreetly by Company; inaccurate and/or false information may be grounds for Company to terminate this agreement; Company may contact any person or business outlined in this Application for the purpose of verifying the information submitted, and Purchaser agrees to authorize any such person or business to release any information to Company which may be required to effect such
verification.   The  individual  signing  this  Agreement  represents  that  the corporate Purchaser (if applicable) is a valid corporation in good standing, or that if the corporation is not valid, said individual
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agrees to be personally  responsible  for all Purchaser  obligations  under this
Agreement.By signing this Agreement, the Company and Purchaser agree that a facsimile of the signed Agreement may be construed and accepted as valid, enforceable and binding on the parties hereto.



PURCHASER

________________________________________________________________________________
(Complete name of corporation, partnership or sole proprietorship)


By______________________________________________________________________________
     (Signature of Corporate Officer, Partner or Owner)

Print Name _____________________________________________________________________

Title___________________________________________________________________________

Date____________________________________________________________________________


MICROAGE TECHNOLOGIES


By______________________________________________________________________________

Title___________________________________________________________________________

Date____________________________________________________________________________

Rev. November 28, 1995